EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
06-09

Contacts:	James Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Lisa Elliott / lelliott@drg-e.com
	Quanta Services, Inc.	DRG&E
	713-629-7600	713-529-6600
QUANTA SERVICES REPORTS FIRST QUARTER RESULTS
Revenues grew 33%
Net income rose $13 million
EPS increased to $0.07
HOUSTON – May 4, 2006 – Quanta Services, Inc. (NYSE:PWR) today announced results for the three months ended March 31, 2006.
     Revenues in the first quarter of 2006 were $496.5 million, an increase of $124.0 million from revenues of $372.5 million in the first quarter of 2005. Storm restoration revenues for the first quarter of 2006 were approximately $19.5 million, which is approximately $1.4 million less than the first quarter of 2005. Net income increased $13.0 million to $7.9 million for the first quarter of 2006, compared to a net loss of $5.1 million in the first quarter of 2005. Earnings per diluted share were $0.07 in the first quarter of 2006, compared to a loss per diluted share of $0.04 in the first quarter of 2005.
     “Our strong first quarter performance is a direct result of increased spending in all the primary markets we serve and general economic improvements combined with favorable weather conditions in most regions,” said John R. Colson, chairman and chief executive officer of Quanta Services. “These improved conditions resulted in better quarter-over-quarter operating margins in all the primary industries we serve. In addition, during a quarter when backlog typically declines, our backlog is at record levels.”
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OUTLOOK
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
     Quanta expects revenues for the second quarter of 2006 to range from $500 million to $530 million and diluted earnings per share to be between $0.10 and $0.12.
     Quanta Services has scheduled a conference call for May 4, 2006, at 9:30 a.m. eastern time. To participate in the call, dial (303) 205-0066 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public also will have the opportunity to listen to the conference call over the Internet by visiting the company’s web site at www.quantaservices.com. To listen to the call live on the web, please visit the Quanta Services web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call on the company’s website. A replay will also be available and may be accessed by calling (303) 590-3000 and using the pass code 11060019. For more information, please contact Karen Roan at DRG&E by calling (713) 529-6600.
     Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for the electric power, gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.
This press release contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues and earnings per share and other financial and operating results, capital expenditures, growth in particular markets, benefits of the Energy Policy Act of 2005, strategies, expectations, intentions, plans, future events, performance, underlying assumptions, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties, including, among others, quarterly variations in operating results; adverse changes in economic conditions in relevant markets; the ability to effectively compete for market share; estimates and assumptions in determining financial results; beliefs and assumptions about the collectibility of receivables; the inability of customers to pay for services; the financial distress of Quanta’s casualty insurance carrier that may require payment for losses that would otherwise be insured; liabilities for claims that are self-insured or for claims that Quanta’s casualty insurance carrier fails to pay; potential liabilities relating to occupational health and safety matters; estimates relating to the use of percentage-of-completion accounting; dependence on fixed price contracts; rapid technological and structural changes that could reduce the demand for services; the ability to obtain performance bonds; cancellation provisions within contracts and the risk that contracts are not renewed or are replaced on less favorable terms; the ability to effectively integrate the operations of acquired businesses; retention of key personnel and qualified employees; the impact of a unionized workforce on operations and the ability to complete future acquisitions; potential shortage of skilled employees; growth outpacing infrastructure; risks associated with operating in international markets; potential exposure to environmental liabilities; requirements relating to governmental regulation; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; the cost of borrowing, availability of credit, debt covenant compliance and other factors affecting financing activities; the ability to generate internal growth; ability to successfully identify and complete acquisitions; the adverse impact of goodwill impairments; the potential conversion of outstanding convertible subordinated notes; and risks relating to the proposed tender offer for the repurchase of outstanding 4.0% convertible subordinated notes and other proposed refinancings. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s reports filed with the Securities and Exchange Commission.
- Tables to follow -

Quanta Services, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended March 31, 2006 and 2005
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues	$496,494	$372,505
Cost of services	437,046	336,413

Gross profit	59,448	36,092
Selling, general & administrative expenses	42,275	42,462

Income (loss) from operations	17,173	(6,370)
Interest expense	(5,884)	(6,018)
Interest income	2,979	1,519
Other, net	148	165

Income (loss) before taxes	14,416	(10,704)
Provision (benefit) for taxes	6,558	(5,576)

Net income (loss)	$7,858	$(5,128)

Earnings (loss) per share:
Basic	$0.07	$(0.04)

Diluted	$0.07	$(0.04)

Shares used in computing earnings (loss) per share:
Basic	116,525	115,229

Diluted	117,058	115,229

Quanta Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2006	2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$284,763	$304,267
Accounts receivable, net	447,096	431,584
Costs and estimated earnings in excess of billings on uncompleted contracts	47,025	38,053
Inventories	28,140	25,717
Prepaid expenses and other current assets	28,737	31,389

Total current assets	835,761	831,010
PROPERTY AND EQUIPMENT, net	286,565	286,606
ACCOUNTS AND NOTES RECEIVABLE, net	15,922	15,229
OTHER ASSETS, net	33,952	33,583
GOODWILL AND OTHER INTANGIBLES, net	388,292	388,357

Total assets	$1,560,492	$1,554,785

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$2,242	$2,252
Accounts payable and accrued expenses	236,335	241,811
Billings in excess of costs and estimated earnings on uncompleted contracts	17,286	14,008

Total current liabilities	255,863	258,071
LONG-TERM DEBT, net of current maturities	4,549	7,591
CONVERTIBLE SUBORDINATED NOTES	442,500	442,500
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	144,132	142,885

Total liabilities	847,044	851,047

STOCKHOLDERS’ EQUITY	713,448	703,738

Total liabilities and stockholders’ equity	$1,560,492	$1,554,785

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